      As filed with the Securities and Exchange Commission on June 2, 1997
                                               SEC Registration No. ___________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ------------------

                               INFONOW CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        DELAWARE                                                04-3083360
-------------------------                                ----------------------
 (State or other juris-                                       (IRS Employer
diction of incorporation)                                Identification Number)

                        1875 LAWRENCE STREET, SUITE 1100
                                DENVER, CO 80202
                        ---------------------------------
                        (Address of principal executive
                          Offices, including zip code)


                   INFONOW CORPORATION 1990 STOCK OPTION PLAN
                   ------------------------------------------
                            (Full title of the plan)

                                 Kevin D. Andrew
                             Chief Financial Officer
                               INFONOW CORPORATION
                        1875 Lawrence Street, Suite 1100
                                Denver, CO 80202
                                 (303) 293-0212
                -------------------------------------------------
                (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to
                                  -----------
                             Peter J. Jensen, Esq.
                        Chrisman, Bynum & Johnson, P.C.
                             1900 Fifteenth Street
                              Boulder, CO  80302
                                (303) 546-1300

                                  -----------

                         CALCULATION OF REGISTRATION FEE
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                                                      Proposed
                                     Proposed         maximum
                        Amount       maximum          aggregate    Amount of
Title of securities     to be        offering price   offering     registration
to be registered        registered   per share (1)    price (1)    fee
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Common Stock
(Par Value, $.001)      1,637,092    $1.62            $2,652,089   $803.66
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(1)  Estimated solely for the purpose of calculating the registration fee.
Computed pursuant to Rule 457(c) using the average of the high and low bid prices for the Registrant's Common Stock as quoted on the NASD Electronic Bulletin Board system on May 28, 1997.

This Registration Statement registers 1,637,092 shares of the $.001 par value common stock ("Common Stock") of InfoNow Corporation (the "Company") offered pursuant to the InfoNow Corporation 1990 Stock Option Plan (the "Plan"). The Plan was adopted by the board of directors of the Company on February 22, 1990 and approved by the stockholders in October 1990; on March 28, 1997 the board of directors approved an increase in the number of shares of Common Stock available for grant of options thereunder to 1,700,000, which increase was approved by the stockholders on April 25, 1997. 62,908 shares of Common Stock offered pursuant to the Plan were registered on Forms S-8, registration Nos. 33-50612 and No. 33-68422.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and all other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the Common Stock offered hereby has been sold or which deregisters all such Common Stock then remaining unsold, are hereby incorporated herein by reference to be a part of this Registration Statement from the date of filing such documents:

     (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual reports referred to in (a) above; and

     (c) The description of the Common Stock which is contained in the Company's Registration Statement No. 33-43035 filed under the Securities Act of 1933.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting corporations organized thereunder to indemnify directors, officers and other representatives from liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation, against liabilities arising in any such action, suit or proceeding, expenses incurred in connection therewith, and against certain other liabilities.
Article Seven of the Registrant's Certificate of Incorporation provides that the personal liability of the directors of the Registrant to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director is eliminated to the maximum extent permitted by Delaware law. Article Five of the Registrant's Bylaws provides for indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933.

                                      II-1
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ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.  EXHIBITS.

Exhibit No.        Description of Exhibit
-----------        ----------------------

4.1                Form of Certificate of Common Stock.(1)

4.4                Form of Class C Warrant (2)

5.1                Opinion of Chrisman, Bynum & Johnson, P.C.

23.1               Consent of Chrisman, Bynum & Johnson, P.C. (included in
                   Exhibit 5.1).

23.2               Consent of Hein & Associates LLP.

23.3               Consent of Arthur Andersen LLP.

99.1 InfoNow Corporation 1990 Stock Option Plan (Amended and Restated as of March 28, 1997).

----------------
(1) Incorporated by reference from Registration Statement No. 33-43035 on Form S-1 dated February 14, 1992.
(2) Incorporated by reference from Post-Effective Amendment No. 2 to Registration Statement No. 33-43035 on Form S-1 dated July 13, 1993.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement and include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                      II-2
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                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 30th day of May, 1997.

                               INFONOW CORPORATION

                               By: /s/ Michael W. Johnson
                                  -------------------------------------------
                                  Michael W. Johnson, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                TITLE                              DATE
---------                -----                              ----

/s/ Michael W. Johnson  President, Chief Executive         May 30, 1997
----------------------  Officer and Director
Michael W. Johnson      (Principal Executive Officer)


/s/ Kevin D. Andrew     Vice President, Chief              May 30, 1997
----------------------  Financial Officer, Secretary
Kevin D. Andrew         and Treasurer
                        (Principal Financial and
                        Accounting Officer)


/s/ Nahum Rand          Chairman of the Board              May 30, 1997
----------------------  and Director
Nahum Rand


/s/ Donald E. Cohen     Vice Chairman and Director         May 30, 1997
----------------------
Donald E. Cohen


/s/ Gene R. Copeland    Director                           May 30, 1997
----------------------
Gene R. Copeland


                                       II-3

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                                  EXHIBIT INDEX


                                                            SEQUENTIAL
EXHIBIT NO.    DESCRIPTION OF EXHIBIT                      PAGE NUMBER
-----------    ----------------------                      -----------

 4.1           Form of Certificate of Common Stock.(1)

 4.4           Form of Class C Warrant (2)

 5.1           Opinion of Chrisman, Bynum & Johnson, P.C.

23.1           Consent of Chrisman, Bynum & Johnson, P.C.
               (included in Exhibit 5.1).

23.2           Consent of Hein & Associates LLP.

23.3           Consent of Arthur Andersen LLP.

99.1 InfoNow Corporation 1990 Stock Option Plan (Amended and Restated as of March 28, 1997).

----------------------
(1)  Incorporated by reference from Registration Statement No. 33-43035 on Form
     S-1
(2) Incorporated by reference from Post-Effective Amendment No. 2 to Registration Statement No. 33-43035 on Form S-1 dated July 13, 1993.